UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 4, 2004

RESTORATION HARDWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24261	68-0140361
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Suite J, Corte Madera, California		94925
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

From time to time, Restoration Hardware, Inc. (the “Company”) makes stock option awards to employees, officers (including executive officers) and directors of the Company in accordance with, and pursuant to, the terms of the Company’s 1998 Stock Incentive Plan as Amended and Restated October 9, 2002 (the “Plan”), a copy of which was previously filed by the Company with the Securities and Exchange Commission as an exhibit to the Company’s Form 10-Q for the quarterly period ended November 2, 2002.  In light of anticipated grants of stock options pursuant to the Plan to employees, officers and directors from time to time, the Company is filing herewith a copy of the forms of individual notices of stock option grant, stock option agreements and early exercise stock purchase agreement, as applicable, typically used in connection with such grants, in particular with regard to option grants pursuant to the Discretionary Option Grant Program under the Plan, the Automatic Option Grant Program under the Plan and the Director Fee Option Grant Program under the Plan.

Option grants made pursuant to the Discretionary Option Grant Program under the Plan typically become exercisable for twenty-five percent of the aggregate shares issuable pursuant to such grants upon the optionee’s completion of each of four years of service with the Company measured from and after the vesting commencement date for each such grant, with the first such installment to become exercisable on the first anniversary of the vesting commencement date.  However, under the Discretionary Option Grant Program under the Plan, the plan administrator has discretionary authority to, among other things, set the vesting and exercisability of options at such time or times, during such period and for such number of shares as it shall determine.  For example, on November 4, 2004, the Company’s compensation committee, in its role as plan administrator under the Plan, granted, pursuant to the Discretionary Option Grant Program, an option exercisable for up to 5,000 shares of the Company’s common stock at an exercise price of $5.60 per share to Damon Ball, the Chairperson of the Company’s audit committee, in connection with his services in such role.  At the time of grant, such option was fully vested and immediately exercisable.  However, notwithstanding the fact that option grants under the Discretionary Option Grant Program may reflect various vesting schedules, typically the plan administrator makes such grants with a four-year vesting schedule.

Item 9.01. Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit No.	Description
10.1

Form of Notice of Grant of Stock Option and Stock Option Agreement for the Discretionary Option Grant Program under the Restoration Hardware, Inc. 1998 Stock Incentive Plan as Amended and Restated October 9, 2002.

10.2

Form of Notice of Grant of Stock Option, Stock Option Agreement and Early Exercise Stock Purchase Agreement for the Automatic Option Grant Program under the Restoration Hardware, Inc. 1998 Stock Incentive Plan as Amended and Restated October 9, 2002.

10.3

Form of Notice of Grant of Stock Option and Stock Option Agreement for the Director Fee Option Grant Program under the Restoration Hardware, Inc. 1998 Stock Incentive Plan as Amended and Restated October 9, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION HARDWARE, INC.

Dated: November 9, 2004	By:	/s/ Patricia A. McKay
Patricia A. McKay
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1

Form of Notice of Grant of Stock Option and Stock Option Agreement for the Discretionary Option Grant Program under the Restoration Hardware, Inc. 1998 Stock Incentive Plan as Amended and Restated October 9, 2002.

10.2

Form of Notice of Grant of Stock Option, Stock Option Agreement and Early Exercise Stock Purchase Agreement for the Automatic Option Grant Program under the Restoration Hardware, Inc. 1998 Stock Incentive Plan as Amended and Restated October 9, 2002.

10.3

Form of Notice of Grant of Stock Option and Stock Option Agreement for the Director Fee Option Grant Program under the Restoration Hardware, Inc. 1998 Stock Incentive Plan as Amended and Restated October 9, 2002.